                                                                    EXHIBIT 99.1

                                [NISSAN(R) LOGO]

                               SUBJECT TO REVISION
                       TERM SHEET DATED SEPTEMBER 30,2003

                                  $800,000,000

                      NISSAN MASTER OWNER TRUST RECEIVABLES

           NISSAN MASTER OWNER TRUST RECEIVABLES, SERIES 2003-A NOTES,
                      EXPECTED DUE DATE SEPTEMBER 15, 2006

             NISSAN WHOLESALE RECEIVABLES CORPORATION II, TRANSFEROR

                  NISSAN MOTOR ACCEPTANCE CORPORATION, SERVICER

         The notes are asset backed securities issued by Nissan Master Owner Trust Receivables. The notes are not obligations of Nissan Motor Acceptance Corporation, Nissan Wholesale Receivables Corporation II, Nissan North America, Inc. or any of their respective affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental agency.

         This term sheet contains structural and collateral information about the notes, but does not contain complete information about the offering of the notes. The information contained in this term sheet is preliminary, limited in nature, and may be changed. A registration statement relating to Nissan Wholesale Receivables Corporation II and Nissan Master Owner Trust Receivables has been filed with the SEC and has been declared effective. A prospectus supplement relating to Nissan Master Owner Trust Receivables will be filed after the notes have been priced and all of the terms and information are finalized. The information contained in this term sheet will be superseded in its entirety by information contained in the final prospectus supplement and prospectus relating to the offering of the notes. Any investment decision should be based upon the information in the final prospectus supplement and the prospectus. Sales of notes may not be completed unless the purchaser has received both the prospectus supplement and the prospectus. If any statements in this term sheet conflict with statements in the prospectus supplement or the prospectus, the statements in the prospectus supplement and the prospectus will control. This term sheet is not an offer to sell or the solicitation of an offer to buy the notes. If the offer, solicitation or sale of the notes in any jurisdiction would be unlawful before the notes are registered or qualified under the securities laws of that jurisdiction, then this term sheet cannot be used to offer or sell the notes in that jurisdiction.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE NOTES OR DETERMINED THAT THIS TERM SHEET IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MORGAN STANLEY
             CITIGROUP
                     JPMORGAN
                             MERRILL LYNCH & CO.
                                                THE WILLIAMS CAPITAL GROUP, L.P.

                             SUMMARY OF SERIES TERMS

        PARTY                                                              DESCRIPTION
        -----                                                              -----------
Issuer                             -   Nissan Master Owner Trust Receivables (the "ISSUER")

Transferor                         -   Nissan Wholesale Receivables Corporation II ("NWRC II" or the "TRANSFEROR"), a wholly owned subsidiary of Nissan Motor Acceptance Corporation ("NMAC")

                                   -   NWRC II's executive offices are located at 990 West 190th Street, Torrance, California 90502,
                                       and its telephone number is (310) 719-8369

Servicer and Administrator         -   NMAC, a wholly owned subsidiary of Nissan North America, Inc. ("NNA"), which in turn is a wholly owned subsidiary of Nissan Motor Co., Ltd. ("NISSAN")

Indenture Trustee                  -   JPMorgan Chase Bank

Owner Trustee                      -   Wilmington Trust Company

TITLE OF SECURITIES

         Nissan Master Owner Trust Receivables, Series 2003-A Notes (the "SERIES 2003-A NOTES")

THE ISSUER'S PRIMARY ASSETS - THE RECEIVABLES

         The primary assets of the issuer will consist of a revolving pool of receivables arising from time to time in connection with the purchase and financing by retail motor vehicle dealers located in the U.S. of their new, pre-owned and used automobile and light-duty truck inventory.

         On or before the Series 2003-A issuance date, the transferor will have transferred to the issuer receivables in an aggregate principal amount of $1,316,656,419 as of August 31, 2003, which is the series cut-off date for the Series 2003-A notes. The number of designated accounts giving rise to those receivables, as of the series cut-off date for the 2003-A notes, was 977.

STATED PRINCIPAL AMOUNT; NOMINAL LIQUIDATION AMOUNT

-----------------------------------------------------------------------
Initial Stated Principal Amount of Series 2003-A notes     $800,000,000
-----------------------------------------------------------------------
Initial Series 2003-A overcollateralization amount         $106,515,581
-----------------------------------------------------------------------
Initial Series 2003-A nominal liquidation amount           $906,515,581
-----------------------------------------------------------------------

         The Series 2003-A nominal liquidation amount will equal the portion of the trust estate allocable to Series 2003-A. The Series 2003-A notes are secured only by that portion of the trust estate that corresponds to the Series 2003-A nominal liquidation amount. The Series 2003-A nominal liquidation amount will be equal to the sum of (i) the Series 2003-A invested amount (initially, $800,000,000) and (ii) the Series 2003-A overcollateralization amount (initially, $106,515,581). The Series 2003-A nominal liquidation amount, the Series 2003-A invested amount and the Series 2003-A overcollateralization amount will be subject to reductions and reinstatements.

SERIES ISSUANCE DATE

         October 15, 2003.

SERIES CUT-OFF DATE

         August 31, 2003.

                        TERMS OF THE SERIES 2003-A NOTES

INTEREST PAYMENT DATES

         Interest will be payable on the 15th of each month, unless the 15th is not a business day, in which case the payment will be made on the following business day. The first payment will be on November 17, 2003.

PER ANNUM INTEREST RATE

         The Series 2003-A notes will bear interest at one-month LIBOR as determined before the start of each interest period plus [__]% per annum.

INTEREST PERIODS

         Each interest period begins on and includes a payment date and ends on but excludes the following payment date, except that the first interest period will begin on and include the series issuance date.

         Interest on the Series 2003-A notes will be calculated on the basis of the actual number of days in each interest period and a year of 360 days.

PRINCIPAL PAYMENTS

         The issuer expects to pay the principal of the Series 2003-A notes in full on September 15, 2006, which is the expected final payment date for the Series 2003-A notes. Principal of the Series 2003-A notes may be paid earlier or later than the expected final payment date or in reduced amounts. You will not be entitled to any premium for early or late payment of principal.

LEGAL FINAL

         The issuer will be obligated to pay the principal amount of the Series 2003-A notes (but only to the extent of the Series 2003-A invested amount), to the extent not previously paid, by September 15, 2008.

REVOLVING PERIOD

         During the revolving period, principal will not be paid on the Series 2003-A notes and principal will not be accumulated for that purpose. Instead, available principal amounts may be used to purchase additional receivables, to make principal payments on other series or to make payments to the transferor. The revolving period will begin on the series issuance date and will end when the accumulation period begins. The revolving period will also end if an early amortization period begins, but may recommence under certain limited circumstances if the early amortization event terminates.

ACCUMULATION PERIOD

         The issuer is scheduled to begin accumulating available principal amounts starting on March 1, 2006 for payment to the Series 2003-A noteholders on the expected final payment date. Depending on the performance of the trust assets and the amount of any other outstanding series in excess principal sharing group one, to which Series 2003-A belongs, such accumulation may begin at a later date.

         The accumulation period for the Series 2003-A notes will terminate on the earlier of (i) the last day of the collection period preceding the payment date on which the outstanding principal amount of the Series 2003-A notes is expected to be reduced to zero and (ii) the close of business on the day immediately preceding the day on which an early amortization period commences.

         Initially, the accumulation period is scheduled to be six months long. However, depending on the performance of the receivables owned by the issuer, the length of the accumulation period may be shortened to five, four, three, two months or a single month as described in the following paragraph.

         The accumulation period commencement date for the Series 2003-A notes will be March 1, 2006 or, if the issuer, acting directly or through the administrator, elects at its option to delay the start of the accumulation period, a later date selected by the issuer. Delaying the start of the accumulation period will extend the revolving period and shorten the accumulation period. The issuer may elect to delay the start of the accumulation period because it believes that (i) the issuer will be able to reallocate investor principal amounts allocable to other series of notes to make larger monthly deposits into the accumulation account over a shorter period of time or
(ii) the payment rate on the receivables will permit larger monthly deposits to the accumulation account over a shorter period of time. In order to delay the start of the accumulation period, the following things must occur:

         - the issuer must deliver to the indenture trustee a certificate to the effect that the issuer believes that delaying the start of the accumulation period will not delay any payment of principal to Series 2003-A noteholders;

         - Standard & Poor's, Moody's and Fitch must advise the issuer and the indenture trustee that they will not lower or withdraw their ratings on the notes of any series because of the delay in the start of the accumulation period;

         - the amount of principal that the indenture trustee will deposit into the accumulation account each month during the accumulation period must be increased, so that the sum of all scheduled deposits made during the shortened accumulation period will equal the initial Series 2003-A invested amount on the Series 2003-A expected final payment date;

         -    the accumulation period must start no later than August 1, 2006;
              and

         - the issuer must make this election no later than the first day of the last month of the revolving period, including extensions of the revolving period.

         If the issuer delays the start of the accumulation period and an early amortization event occurs, you may receive some of your principal later than you would have received it without a delay in the start of the accumulation period.

EARLY AMORTIZATION

         Payment of the principal of the Series 2003-A notes will begin earlier than expected upon the occurrence of adverse events, called early amortization events. If an early amortization event that applies to the Series 2003-A notes occurs, the issuer will use available principal amounts each month to pay principal of the Series 2003-A notes.

EARLY AMORTIZATION EVENTS

         Early amortization events may occur if the transferor fails to make required distributions or deposits, violates other covenants and agreements or has made representations and warranties that are materially incorrect.

         Other early amortization events consist of:

              -    the occurrence of a servicer default;

              - the Series 2003-A notes are not paid in full on the expected final payment date;

              - the Series 2003-A overcollateralization amount is (with certain limited exceptions) reduced below the required Series 2003-A overcollateralization amount;

              - on any determination date, the average of the monthly payment rates for the three preceding collection periods is less than 25%;

              - on any determination date, the aggregate principal balance of receivables relating to used and pre-owned vehicles (net of amounts on deposit in the cash management account relating to such receivables) exceeds 20% of the pool balance as of the last day of the preceding collection period;

              - for three consecutive determination dates, the amounts on deposit in the excess funding account exceed 30% of the sum of the invested amounts of all outstanding series issued by the issuer;

              - the transferor fails to transfer to the issuer receivables arising in connection with additional accounts within ten business days after the date it is required to do so under the transfer and servicing agreement;

              - the bankruptcy, insolvency or similar events relating to the issuer, NWRC II, NMAC, NNA or Nissan;

              - the issuer or the transferor becomes subject to regulation as an "investment company" under the Investment Company Act of 1940; and

              - the occurrence and continuation of an event of default under the indenture.

SERIES OVERCOLLATERALIZATION AMOUNT

         Each series of notes issued by the issuer will have allocated to such series a ratable portion, called a series allocation percentage, of all of the receivables that are assets of the issuer. As of the series cut-off date, the portion of the receivables allocable to Series 2003-A will equal $906,515,581 which will exceed the outstanding principal amount of the Series 2003-A notes by $106,515,581. The amount of that excess is the initial Series 2003-A overcollateralization amount. This overcollateralization amount is intended to protect the Series 2003-A noteholders from the effect of charge-offs on defaulted receivables that are allocated to Series 2003-A and any use of available principal amounts to cover interest shortfalls on the Series 2003-A notes due to defaulted interest receivables.

         The required Series 2003-A overcollateralization amount will equal the sum of (i) (x) 13.31% of the initial outstanding principal amount of the Series 2003-A notes or (y) if the long-term unsecured debt rating for Nissan is downgraded by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., to below "BBB-", then 14.61% of the initial outstanding principal amount of the Series 2003-A notes and (ii) the incremental overcollateralization amount, which is based on the amount of ineligible receivables and dealer overconcentration amounts in the issuer. The amounts in clauses (i) and (ii) may fluctuate from time to time.

         A portion of the collections on the receivables will be allocated to Series 2003-A on the basis of the ratio of the (i) sum of (x) the Series 2003-A invested amount and (y) the Series 2003-A overcollateralization amount to (ii) the aggregate of such amounts for all series. The Series 2003-A overcollateralization amount will be reduced by:

         - reallocations of available principal amounts otherwise allocable to the Series 2003-A overcollateralization amount to cover interest shortfalls on the Series 2003-A notes; and

         - charge-offs resulting from unreimbursed defaults on receivables allocated to Series 2003-A.

         Reductions in the Series 2003-A overcollateralization amount will result in a reduced amount of collections on the receivables that are allocated and available to make payments on the Series 2003-A notes. If the Series 2003-A overcollateralization amount is reduced to zero, then charge-offs will instead reduce the Series 2003-A invested amount and you may incur a loss on your Series 2003-A notes. In addition, if the Series 2003-A overcollateralization amount is reduced to zero, principal collections will no longer be available to cover interest shortfalls.

SHARED COLLECTIONS

         Your series will be included in a group of series referred to as excess interest sharing group one. To the extent that available interest amounts are not needed to make required distributions or deposits for your series, these excess funds will be applied to cover shortfalls of required interest distributions and deposits for other series that are included in excess interest sharing group one. In addition, you may receive the benefits of excess interest amounts allocated from other series in excess interest sharing group one.

         Your series will also be included in a group of series referred to as excess principal sharing group one. To the extent that available principal amounts are not needed to make any required distributions or deposits for your series, these funds will be applied to cover shortfalls of required principal distributions and deposits for other series in principal sharing group one. Any reallocation for this purpose will not reduce the Series 2003-A nominal liquidation amount. In addition, you may receive the benefits of excess principal amounts allocated from other series in excess principal sharing group one.

RESERVE ACCOUNT

         A reserve account will provide credit enhancement for the Series 2003-A notes. The transferor will deposit $6,000,000, representing 0.75% of the initial Series 2003-A invested amount, into the reserve account on the Series 2003-A issuance date. The amount required to be on deposit in the reserve account at any time will equal this original amount.

OPTIONAL REDEMPTION

         The Series 2003-A notes may be redeemed in full on any payment date on which the issuer exercises its option to redeem the Series 2003-A notes. The issuer may exercise such option on any day after which the Series 2003-A outstanding principal amount is reduced to 10% of the initial outstanding principal amount of the Series 2003-A notes or less.

OTHER SERIES OF NOTES

         The issuer has previously issued the warehouse series notes and may from time to time issue additional series of notes or notes of existing series, including Series 2003-A, without your prior review or consent. Such additional series may have terms that are different from the terms relating to the Series 2003-A notes.

NOTE RATINGS

         It is a condition to the issuance of the Series 2003-A notes that the offered notes be rated "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., "Aaa" by Moody's Investors Service and "AAA" by Fitch Inc.

                     THE DEALER FLOORPLAN FINANCING BUSINESS

         The revolving pool of receivables owned by the issuer on the Series 2003-A issuance date and from time to time thereafter will arise in connection with the purchase and financing by various retail motor vehicle dealers of their new, pre-owned and used automobile and light-duty truck inventory. Such revolving pool of receivables will be serviced by NMAC, as servicer.

         The tables set forth below in this section provide historical and other statistical information relating to all the dealer accounts in NMAC's entire U.S. wholesale portfolio.

LOSS EXPERIENCE

         The table below sets forth the average principal receivables balance and loss experience for each of the periods shown with respect to NMAC's entire U.S. wholesale portfolio. Because the eligible accounts designated from time to time for the issuer will represent only a portion of NMAC's entire U.S. wholesale portfolio, the actual loss experience of the designated accounts may differ. Accordingly, there can be no assurance that the loss experience for the issuer's receivables will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

         The loss experience set forth below reflects financial assistance provided by NNA to dealers in limited instances. If NNA does not provide this assistance in the future, the loss experience of the U.S. wholesale portfolio may be adversely affected. The loss experience in the table also takes into account recoveries from any non-vehicle related security granted by dealers to NMAC that may also secure capital loans, real estate loans and other advances not related to wholesale financing. However, because the issuer's interest in any non-vehicle related security will be subordinate to NMAC's interest in this security, the net losses that the issuer actually experiences may be higher than the net losses that NMAC has experienced historically.

               LOSS EXPERIENCE OF NMAC'S U.S. WHOLESALE PORTFOLIO

                                 For the Three
                                 Months Ending                        For the Twelve Months Ending March 31,
                                   June 30,           ---------------------------------------------------------------------
                                     2003                  2003               2002               2001             2000
                            ----------------------    --------------     --------------      ------------     -------------
Average principal
receivables balance(1)      $1,912,031,064            $1,956,219,217     $1,349,117,168      $920,657,444     $687,088,884
Net losses
(recoveries)(2)            ($       16,697)           $      974,658     $    1,050,752      $    752,574     $    462,206
Net losses / Average
principal receivables
balance                              (0.00%)(3)(4)              0.05%              0.08%             0.08%            0.07%

------------------
(1) Average principal receivables balance is the average of the monthly average principal balances (based on beginning and ending balances for such months) for the three or twelve months, as the case may be.

(2) Net losses in any period are gross losses less any recoveries for such period. Recoveries include recoveries from non-vehicle related security in addition to the underlying vehicles.

(3) Annualized.

(4) Percentage is less than zero (but greater than (0.005%)) because net recoveries are greater than net losses during such period.

AGE DISTRIBUTION EXPERIENCE

         The table below sets forth the age distribution for all receivables in NMAC's U.S. wholesale portfolio, expressed as a percentage of total principal receivables outstanding as of the dates indicated. Because the eligible accounts designated from time to time for the issuer will represent only a portion of NMAC's entire U.S. wholesale portfolio, the actual age distribution for the receivables arising in connection with the designated accounts as of any date may differ. Accordingly, there can be no assurance that the age distribution for the issuer's receivables as of any date will be similar to the historical experience set forth below with respect to the entire U.S. wholesale portfolio.

         The age distribution set forth below measures the age of all receivables with respect to NMAC's entire U.S. wholesale portfolio from the date the vehicle is shipped to the dealer. The information set forth below takes into account the "in-transit" period, which is the period from the date of vehicle shipment to the date of delivery to the dealer (or, if later, the date when the invoice price is finalized).

             AGE DISTRIBUTION OF NMAC'S U.S. WHOLESALE PORTFOLIO(1)

                              As of                            As of March 31,
                             June 30,        -------------------------------------------------
    Days                       2003           2003                   2002                2001
                             --------        ------                 ------              ------
   0-120                       79.1%          82.2%                  86.7%               80.9%
  121-180                      11.7%          11.2%                   8.6%               11.6%
  181-270                       6.8%           5.0%                   3.6%                 (2)
271 and Over                    2.3%           1.6%                   1.1%                 (2)
                             ------          -----                  -----               -----
                              100.0%         100.0%                 100.0%              100.0%

------------------
(1) May not add to 100.0% due to rounding.

(2) Age distribution was not delineated into "181-270" and "271 and Over" categories for the period ending March 31, 2001. As of March 31, 2001, 7.5% of the total outstanding principal receivables of NMAC's U.S. wholesale portfolio was aged more than 180 days.

MONTHLY PAYMENT RATE EXPERIENCE

         The table below sets forth the highest, lowest and average monthly payment rates for NMAC's entire U.S. wholesale portfolio during the periods shown. In each case, the monthly payment rate was calculated as the percentage equivalent of a fraction, the numerator of which is the aggregate of all principal collections during that month and the denominator of which is the average of the principal balance on the first day and the last day of the month.

         Because the eligible accounts designated for the issuer will represent only a portion of NMAC'S entire U.S. wholesale portfolio, actual monthly payment rates for the designated accounts may differ. Accordingly, there can be no assurance that the monthly payment rates for the issuer's receivables will be similar to the historical experience set forth below with respect to NMAC's entire U.S. wholesale portfolio. In addition, the amount of collections of principal on the receivables may vary from month to month due to seasonal variations, general economic conditions and social factors.

            MONTHLY PAYMENT RATES FOR NMAC'S U.S. WHOLESALE PORTFOLIO

                       For the Three
                       Months Ending                      For the Twelve Months Ending March 31,
                         June 30,          --------------------------------------------------------------------
                           2003            2003            2002            2001            2000           1999
                       -------------       ----            ----            ----            ----           ----
Highest month              39.1%           43.1%           44.0%           59.0%           61.6%          56.5%

Lowest month               36.7%           27.4%           33.4%           28.9%           37.8%          36.2%

Average for the            38.2%           36.3%           38.4%           42.7%           51.2%          46.2%
months in period

                               THE TRUST PORTFOLIO

         The pool of receivables constituting the portfolio of the issuer on the Series 2003-A issuance date will consist of receivables arising in connection with accounts designated for the issuer from NMAC's entire U.S. wholesale portfolio. Each designated account is required to meet specified eligibility criteria.

         After the Series 2003-A issuance date, the transferor has the right to designate additional accounts for the issuer. In this case, the existing and future receivables of these additional accounts will be sold to the transferor and then transferred to the issuer so long as certain conditions are satisfied. In addition, the transferor will be required, as of the last day of each collection period, to designate additional accounts, to maintain, for so long as any notes issued by the issuer remain outstanding, the adjusted pool balance, in an amount equal to or greater than the required participation amount. The transferor also has the right, and in some cases will be required, to redesignate accounts, all or a portion of the receivables of which will be removed from the issuer and transferred back to the transferor. The redesignation of accounts by the transferor, whether elective or mandatory, is subject to satisfaction of certain conditions. Throughout the term of the issuer, the accounts giving rise to the issuer's receivables will be those designated for the issuer at the time of its formation, plus any additional accounts, minus any redesignated accounts. As a result, the composition of the issuer's assets is expected to change over time.

KEY STATISTICS AS OF SERIES CUT-OFF DATE

         As of the Series 2003-A cut-off date, the trust portfolio and the related accounts designated for the issuer had the following characteristics (the outstanding principal balances of receivables used to determine the following characteristics are net of the cash management account balance unless stated otherwise):

         - There were 977 designated accounts and the total outstanding principal balance of receivables arising in connection with these accounts was approximately $1,316,656,419.

         - The average credit line per designated account was $1,767,702 (based on the average new vehicle credit line of $3,465,911, the average pre-owned vehicle credit line of $496,133 and the average used vehicle credit line of $698,405; the average credit lines are gross of the cash management account balance).

         - The average outstanding principal balance of receivables per designated account was $1,347,652.

         - The total outstanding principal balance of receivables (gross of the cash management account balance) arising in connection with the designated accounts, expressed as a percentage of the total credit line amount of these accounts, was approximately 82.29%.

         - The total outstanding principal balance of receivables relating to new vehicles was approximately $1,149,933,488 or 87.34% of the total outstanding principal balance of all receivables, the total outstanding principal balance of receivables relating to pre-owned vehicles was approximately $42,878,106 or 3.26% of the total outstanding principal balance of all receivables, the total outstanding principal balance of receivables relating to used vehicles was approximately $123,844,826 or 9.41% of the total outstanding principal balance of all receivables.

         - At the Series 2003-A cut-off date, the weighted average U.S. wholesale portfolio yield was prime -0.60%. As of the Series 2003-A cut-off date, the weighted average trust portfolio yield was prime -0.61%.

         The tables set forth below provide additional information relating to the trust portfolio sorted according to various criteria as of the Series 2003-A cut-off date. Because the composition of the receivables in the trust portfolio and the related designated accounts will change over time, the information in these tables is not necessarily indicative of the composition of the trust portfolio as of any subsequent date. The percentages in any table may not add to 100% because of rounding.

GEOGRAPHIC DISTRIBUTION

         The following table provides the geographic distribution of the accounts designated for the issuer as of the Series 2003-A cut-off date. The information is presented on the basis of principal receivables outstanding and the number of accounts designated for the issuer.

                 GEOGRAPHIC DISTRIBUTION OF DESIGNATED ACCOUNTS
                      AS OF THE SERIES 2003-A CUT-OFF DATE

                                                          Percentage of Total                         Percentage of
                              Principal Receivables      Principal Receivables    Number of            Total Number
    State                         Outstanding(1)             Outstanding(1)       Accounts             of Accounts
--------------                ---------------------      ---------------------    ---------           -------------
California                        $ 203,577,095                  15.46%              100                  10.24%
New York                            121,910,023                   9.26                51                   5.22
Florida                              90,932,425                   6.91                42                   4.30
North Carolina                       86,425,139                   6.56                77                   7.88
New Jersey                           69,822,928                   5.30                41                   4.20
Texas                                63,608,208                   4.83                50                   5.12
Illinois                             60,741,793                   4.61                42                   4.30
Georgia                              54,109,721                   4.11                46                   4.71
Pennsylvania                         42,700,615                   3.24                33                   3.38
Virginia                             40,000,323                   3.04                32                   3.28
Massachusetts                        38,390,707                   2.92                23                   2.35
Tennessee                            38,149,685                   2.90                36                   3.68
Maryland                             35,847,630                   2.72                28                   2.87
South Carolina                       29,191,875                   2.22                30                   3.07
Colorado                             27,341,734                   2.08                26                   2.66
Louisiana                            26,906,340                   2.04                29                   2.97
Washington                           23,910,020                   1.82                18                   1.84
Minnesota                            21,938,172                   1.67                19                   1.94
Arkansas                             18,635,039                   1.42                18                   1.84
Michigan                             18,084,654                   1.37                10                   1.02
Arizona                              18,001,588                   1.37                 8                   0.82
Iowa                                 17,735,408                   1.35                22                   2.25
Missouri                             17,578,010                   1.34                12                   1.23
Mississippi                          16,829,096                   1.28                23                   2.35
Ohio                                 14,067,880                   1.07                13                   1.33
Oklahoma                             14,025,675                   1.07                19                   1.94
Connecticut                          12,799,101                   0.97                 9                   0.92
Alabama                              12,428,262                   0.94                18                   1.84
Kentucky                             11,326,145                   0.86                21                   2.15
Indiana                              10,148,636                   0.77                 9                   0.92
New Hampshire                         9,948,340                   0.76                 9                   0.92
Nevada                                8,591,079                   0.65                 3                   0.31
Wyoming                               6,651,577                   0.51                 5                   0.51
Delaware                              4,803,658                   0.36                 3                   0.31
Nebraska                              4,785,663                   0.36                 5                   0.51
Oregon                                4,428,415                   0.34                 4                   0.41
West Virginia                         3,109,929                   0.24                 2                   0.20
Montana                               3,044,753                   0.23                 4                   0.41
Rhode Island                          2,875,113                   0.22                 2                   0.20

                 GEOGRAPHIC DISTRIBUTION OF DESIGNATED ACCOUNTS
                AS OF THE SERIES 2003-A CUT-OFF DATE (CONTINUED)

                                                          Percentage of Total                         Percentage of
                              Principal Receivables      Principal Receivables    Number of            Total Number
    State                         Outstanding(1)             Outstanding(1)       Accounts             of Accounts
--------------                ---------------------      ---------------------    ---------           -------------
Idaho                                 2,444,207                   0.19                 7                  0.72
Wisconsin                             2,197,468                   0.17                11                  1.13
South Dakota                          1,638,204                   0.12                 3                  0.31
Maine                                 1,525,622                   0.12                 3                  0.31
New Mexico                            1,283,473                   0.10                 3                  0.31
Kansas                                1,275,530                   0.10                 5                  0.51
Alaska                                  889,461                   0.07                 3                  0.31

                                 --------------                 ------               ---                ------
Total                            $1,316,656,419                 100.00%(2)           977                100.00%(2)

----------
(1)  Net of the cash management account balance.

(2)  May not add to 100.00% due to rounding.

PRINCIPAL BALANCE DISTRIBUTION OF ACCOUNTS

         The table below shows the distribution of the designated accounts sorted according to the outstanding principal balances in these accounts as of the Series 2003-A cut-off date. The information is presented on the basis of the principal receivables outstanding and the number of designated accounts giving rise to these receivables.

              PRINCIPAL BALANCE DISTRIBUTION OF DESIGNATED ACCOUNTS
                      AS OF THE SERIES 2003-A CUT-OFF DATE

                                      Principal          Percentage of Total                          Percentage of
                                     Receivables        Principal Receivables     Number of            Total Number
 Range of Principal Balances       Outstanding(1)           Outstanding(1)        Accounts             of Accounts
----------------------------       --------------       ---------------------     ---------           -------------
From $0 to $999,999                $  156,265,312                11.87%               613                 62.74%
From $1,000,000 to                    207,833,150                15.78                142                 14.53
$1,999,999
From $2,000,000 to                    214,293,546                16.28                 87                  8.90
$2,999,999
From $3,000,000 to                    172,723,252                13.12                 50                  5.12
$3,999,999
From $4,000,000 to                    140,157,913                10.64                 31                  3.17
$4,999,999
From $5,000,000 to                     81,362,396                 6.18                 15                  1.54
$5,999,999
From $6,000,000 to                     65,433,168                 4.97                 10                  1.02
$6,999,999
From $7,000,000 to                    105,773,576                 8.03                 14                  1.43
$7,999,999
From $8,000,000 to                     41,877,959                 3.18                  5                  0.51
$8,999,999
From $9,000,000 to                     56,912,549                 4.32                  6                  0.61
$9,999,999
From $10,000,000 to                    23,872,732                 1.81                  2                  0.20
$14,999,999
From $15,000,000 to                    16,954,411                 1.29                  1                  0.10
$19,999,999
More than $20,000,000                  33,196,457                 2.52                  1                  0.10

                                   --------------               ------                ---                ------
Total                              $1,316,656,419               100.00%(2)            977                100.00%(2)

(1)  Net of the cash management account balance.

(2)  May not add to 100.00% due to rounding.

                  MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

         You will begin receiving principal on your notes if an early redemption period that is not terminated has commenced. Full payment of the Series 2003-A notes by September 15, 2006 (the "Series 2003-A expected principal payment date") depends primarily on repayment by dealers of the receivables and may not occur if dealer payments are insufficient. Pursuant to the terms of the accounts, dealers are required to repay a receivable upon the retail sale or lease of the underlying vehicle. The timing of these sales and leases is uncertain, and there can be no assurance that any particular pattern of dealer repayments will occur. Any significant decline in the dealer payment rate during the accumulation period for your notes may cause you to receive final payment of principal after the expected final payment date. Additionally, you may not be able to reinvest any delayed principal payments at the time you receive them at a rate of return equal to the rate of return that would have been available on the expected final payment date. The opposite situation may occur if the dealer payment rate during the revolving period significantly exceeds the rate at which new receivables are generated. In this case, the pool balance of the issuer may fall to a specified level in which case, amounts otherwise payable to the holders of the transferor interest will be deposited in the excess funding account or the transferor will be required to transfer to the issuer receivables arising in connection with additional designated accounts. If the amounts on deposit in the excess funding account for three consecutive determination dates exceed 30% of the sum of the invested amounts of all outstanding series issued by the issuer on each such date, an early amortization event will occur and may result in your receipt of principal before the expected final payment date. Moreover, any failure by the transferor to make these additional transfers of receivables within ten business days after the date it is required to do so under the transfer and servicing agreement would result in an early amortization event and could result in your receipt of principal before the expected final payment date.

         A significant decline in the amount of receivables generated could cause an early amortization of the Series 2003-A notes. For example, if the balance of the receivables owned by the issuer is not maintained at a specified level, the transferor must designate additional accounts, the receivables of which will be transferred to the issuer. The transferor will be required to transfer those receivables to the issuer. If additional accounts are not designated by the transferor when required, an early amortization event will occur. Or, if a bankruptcy event relating to NMAC or the transferor were to occur, an early amortization event would occur. In that case additional receivables would not be transferred to the issuer and principal payments on the Series 2003-A notes would commence. If an early amortization event occurs, you may receive your principal sooner or later than you expect and you may not receive all of your principal.

             ADDITIONAL ACCOUNTS - REQUIRED PARTICIPATION PERCENTAGE

         The transferor will be required either to add to the assets of the issuer the receivables of additional accounts or make a deposit to the excess funding account if the adjusted pool balance, as of the last day of any collection period, is less than the required participation amount on such day. The required participation amount is the sum of (i) the sum of the required participation percentages for each outstanding series multiplied by the respective initial invested amount for each such outstanding series and (ii) the sum of the required overcollateralization amounts of all outstanding series (including the required Series 2003-A overcollateralization amount). The required participation percentage for Series 2003-A is 106.5%. The transferor may, upon ten days' prior notice to the indenture trustee and Standard & Poor's, Moody's and Fitch, reduce the required participation percentage for Series 2003-A to not less than 100%, so long as any one of Standard & Poor's, Moody's or Fitch shall not have notified the transferor or the servicer that such reduction in the required participation percentage will result in a reduction or withdrawal of the rating of the Series 2003-A notes or any other outstanding series or class of notes for which it is providing a rating.